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                                                                     Exhibit 5.1

            [Letterhead of Paul, Weiss, Rifkind, Wharton & Garrison]

                                                                October 21, 1997

Triarc Companies, Inc.
280 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

                  In connection with Registration Statement on Form S-4 (the "Registration Statement") of Triarc Companies, Inc., a Delaware corporation ("Triarc"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested by Triarc to render this opinion as to the validity of up to 1,971,350 shares of Class A Common Stock, par value $.10 per share (the "Merger Shares"), of Triarc to be issued as merger consideration in exchange for 9,098,324 outstanding shares of the Common Stock, par value $.01 per share, of Cable Car Beverage Corporation, a Delaware corporation ("Cable






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Triarc Companies, Inc.                                                         2


Car"), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated June 24, 1997, as amended (the "Merger Agreement"), by and among Cable Car, Triarc and CCB Merger Corporation, a Delaware corporation and wholly owned subsidiary of Triarc ("Mergerco") (assuming that there are no dissenting shareholders).

                  In connection with furnishing this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of
(i) the Certificate of Incorporation of Triarc, as amended on or prior to the date hereof, (ii) the By-laws of Triarc, as amended on or prior to the date hereof, (iii) the Merger Agreement, (iv) the Registration Statement and (v) all such corporate records, agreements and other instruments of Triarc, and all such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinion hereinafter expressed.

                  In our examination of the aforesaid documents, we have assumed, without independent investigation, that the Merger Shares will be issued in accordance with the terms of the Merger Agreement and the resolutions authorizing their issuance. In such examination, we have also assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies






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Triarc Companies, Inc.                                                         3

of valid existing agreements or other documents, and the authenticity of all of such latter documents. In expressing our opinion herein, we have relied, as to certain matters of fact, on representations, statements or certificates of officers of Triarc and public officials.

                  Based upon the foregoing, and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion that, at the time the Merger (as defined in the Merger Agreement) becomes effective, the Merger Shares will have been duly authorized, validly issued, fully paid and non-assessable.

                  Our opinion expressed above is limited to the General Corporation Laws of the State of Delaware. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder, which are currently in effect.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose






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Triarc Companies, Inc.                                                         4



consent is required by the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        PAUL, WEISS, RIFKIND, WHARTON & GARRISON


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